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                                                                     Exhibit 5.1

[Reed Smith Shaw & McClay Letterhead]

                                                               November 14, 1996

Quaker State Corporation
225 East John Carpenter Freeway
Irving, Texas 75062

Re:    Registration Statement on Form S-8 for the 1994 Stock Incentive Plan

Gentlemen:

    We have acted as counsel to Quaker State Corporation, a Delaware corporation (the "Corporation"), in connection with the above-captioned registration statement (the "Registration Statement") relating to the 112,978 shares of Capital Stock, par value $1.00 per share, of the Corporation (the "Capital Stock") which may be issued under its 1994 Stock Incentive Plan (the "Plan"). Either authorized but unissued or treasury shares of Capital Stock may be used under the Plan. In rendering our opinion below, we have assumed that only authorized but unissued shares will be issued under the Plan.

    In connection with this opinion, we have examined, among other things:

         (1) resolutions adopted by the Corporation's Board of Directors on January 31, 1996 adopting an amendment to the Plan to increase the number of shares of the Capital Stock which may be issued thereunder from 1,250,000 to 1,362,978 shares;

         (2) the Certificate of Incorporation of the Corporation as in effect at all times since the last amendment to the Certificate of Incorporation effective July 3, 1995;

         (3) the Bylaws of the Corporation, as amended on October 26, 1995 and July 25, 1996;

         (4) the Plan, as adopted by the Corporation's Board of Directors on December 16, 1993 and approved by the Corporation's stockholders on May 12, 1994; and

         (5) a copy of the Report of Inspectors of Election, indicating that the adoption of the amendment of the Plan referred to in clause (1) above was approved by the Corporation's stockholders at the Corporation's Annual Meeting of Stockholders held on May 16, 1996.

    Based on the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, we are pleased to advise you that in our opinion the 112,978 shares of Capital Stock being registered and which may be issued by the Corporation under the Plan have been duly authorized, and upon issuance in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.
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    We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the use of our name under the caption "Legal Opinion" in the Section 10(a) prospectus used in connection with the Plan and the Registration Statement.

                                        Yours truly,



                                        /s/ Reed Smith Shaw & McClay
                                        Reed Smith Shaw & McClay


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